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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Deckers Outdoor Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 25, 2008

Dear Stockholder:

        We cordially invite you to attend our 2008 Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on Thursday, May 29, 2008 at Deckers Outdoor Corporation's headquarters, 495-A South Fairview Avenue, Goleta, California 93117.

        Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company's 2007 Annual Report.

        Please use this opportunity to take part in our affairs by voting on the business to come before the Annual Meeting. If you are a record holder of our Common Stock as of the close of business on March 31, 2008, you are eligible to vote on these matters, either by attending the Annual Meeting in person or by Proxy. It is important that your shares be voted, whether or not you plan to attend the Annual Meeting, to ensure the presence of a quorum. Therefore, please complete, date, sign, and return the accompanying Proxy Card in the enclosed postage-paid envelope. Properly executed Proxy Cards received by the Company prior to the Annual Meeting will be voted in accordance with the instructions indicated on such cards. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the Annual Meeting. Submitting the Proxy Card does NOT deprive you of your right to attend the Annual Meeting and vote your shares in person for the matters acted on at the Annual Meeting.

                      Sincerely,

                      Angel R. Martinez
                       President and Chief Executive Officer

DECKERS OUTDOOR CORPORATION
495-A South Fairview Avenue, Goleta, California 93117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2008

TO THE STOCKHOLDERS OF
DECKERS OUTDOOR CORPORATION:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Deckers Outdoor Corporation, a Delaware corporation (the "Company"), will be held at the Company's headquarters, 495-A South Fairview Avenue, Goleta, California 93117, on Thursday, May 29, 2008, beginning at 11:00 a.m., local time. The Annual Meeting will be held for the following purposes:

  1.
  Election of Directors.    To elect eight (8) directors of the Company to serve until the Annual Meeting of Stockholders to be held in 2009.

  2.
  Amendment of the Company's Certificate of Incorporation.    To approve an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the number of shares of Common Stock that the Company is authorized to issue from 20,000,000 shares to 100,000,000 shares.

  3.
  Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.

  4.
  Other Business.    To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on March 31, 2008 as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting and any continuations, postponements or adjournments thereof. Only stockholders of record at the close of business on the Record Date are entitled to such notice and to vote, in person or by Proxy, at the Annual Meeting.

        The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Annual Meeting, and stockholders are encouraged to read it in its entirety.

        Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held May 29, 2008: The Notice of 2008 Annual Meeting of Stockholders, Proxy Statement, and 2007 Annual Report to Stockholders of Deckers Outdoor Corporation are available online at:

http://www.deckers.com/investors/FinancialReports.asp?compid=91148

        The Board of Directors welcomes your personal attendance at the Annual Meeting. However, whether or not you plan to attend, please sign and return the enclosed proxy, which you may revoke at any time prior to its use. A self-addressed, postage prepaid envelope is enclosed for your convenience. Your proxy will not be used if you attend the Annual Meeting and choose to vote in person.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Angel R. Martinez
                       President and Chief Executive Officer

Goleta, California
April 25, 2008

EVERY STOCKHOLDER'S VOTE IS IMPORTANT.

PLEASE COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

495-A South Fairview Avenue
Goleta, California 93117

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 29, 2008

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Deckers Outdoor Corporation, a Delaware corporation (the "Company" or "Deckers"), for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held at 11:00 a.m., local time, on May 29, 2008, at the Company's headquarters, 495-A South Fairview Avenue, Goleta, California 93117, and any continuations, postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Proxy Card (the "Proxy") were first mailed to stockholders on or about April 29, 2008.

Method of Voting and Voting Rights

        Stockholders can vote by Proxy or by attending the Annual Meeting and voting in person. A Proxy is enclosed. If you vote by Proxy, the Proxy Card included with this Proxy Statement must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided, or you may vote via the internet or telephone as indicated on the Proxy Card instructions. Angel R. Martinez and Zohar Ziv, the designated proxyholders (the "Proxyholders"), are members of the Company's management. If you hold Common Stock in "street name," you must either instruct your broker or nominee as to how to vote such shares or obtain a Proxy, executed in your favor by your broker or nominee, to be able to vote at the Annual Meeting.

        Meeting Quorum.    In order to conduct business at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, in person or represented by Proxy, of holders of a majority of the outstanding shares of the Company's Common Stock outstanding as of the Record Date, will constitute a quorum at the Annual Meeting. We will treat shares of Common Stock represented by a properly signed and returned Proxy, including abstentions and broker non-votes (as defined below), as present at the Annual Meeting for the purposes of determining the existence of a quorum.

        Vote Required.    Each share of Common Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. The eight directors to be elected at the Annual Meeting (Proposal No. 1) will be elected by a plurality of the votes cast by stockholders present in person or represented by Proxy at the Annual Meeting and entitled to vote and voting. Approval of the proposal to amend the Company's Certificate of Incorporation to increase the authorized shares of the Company's Common Stock from 20,000,000 shares to 100,000,000 shares (Proposal No. 2) will require the affirmative vote of holders of a majority of the shares of our Common Stock outstanding as of the Record Date. Approval of each other matter to be voted on at the Annual Meeting, including Proposal No. 3 regarding the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm, will require the affirmative vote of a majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote (assuming that a quorum is present).

        Abstentions.    A stockholder may withhold authority to vote for one or more nominees for director and may abstain from one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or that a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares for which authority is withheld will have no effect on the voting for the election of directors (which requires a plurality of the votes cast). Shares that a stockholder abstains from voting will be included in the total of votes cast and have the same effect as a vote AGAINST Proposals No. 2 and No. 3.

        Broker Non-Votes.    If your shares are held by a broker, the broker will vote your shares for you if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. "Broker non-votes" are shares held by a broker or other nominee that are represented at the Annual Meeting, but with respect to which the broker or nominee has not received instructions from the beneficial owner of the shares to vote on the particular proposal and does not have discretionary voting power on the proposal. Brokers holding shares of record for beneficial owners generally are entitled to exercise their discretion to follow the recommendation of the Board of Directors and vote in favor of Proposals No. 1 and No. 3, but do not have the discretion to vote on Proposal No. 2 included in this Proxy Statement unless they receive other instructions from their customers. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal. Accordingly, broker non-votes will have no effect on voting on the election of directors or on the ratification of the independent registered public accounting firm. However, broker non-votes will have the effect of a vote AGAINST Proposal No. 2 regarding amendment of the Company's Certificate of Incorporation.

        Voting Shares in Person that are Held Through Brokers.    If your shares are held of record by your broker, bank or another nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal Proxy identifying you as a Company stockholder, authorizing you to act on behalf of the nominee at the Annual Meeting and identifying the number of shares with respect to which the authorization is granted.

Revocation of Proxy

        A stockholder giving a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent Proxy, or by attending the Annual Meeting and voting in person. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. Subject to any such revocation, all shares represented by properly executed Proxies will be voted in accordance with the specifications on the enclosed Proxy.

Record Date

        In accordance with the Company's Bylaws, the Board of Directors has fixed March 31, 2008 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. As of the close of business on March 31, 2008, there were 13,010,238 shares of the Company's Common Stock outstanding.

Procedures for Stockholder Nominations

        The Company's Bylaws provide that a stockholder seeking to nominate a candidate for election as director at an annual meeting of stockholders must provide timely advance written notice. To be timely, a stockholder's notice generally must be received at our principal executive office on or before the date 90 days prior to the scheduled date of the annual meeting or, if it is a later date, on or before the date seven days after the Company first publishes notice of the annual meeting.

        Under our Bylaws, a stockholder's notice of a proposed nomination for director to be made at an annual meeting must include the following information:

  •
  the name and address of the stockholder proposing to make the nomination and of the person or persons to be nominated;

  •
  a representation that the holder is a stockholder entitled to vote his or her shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person nominated in the notice;

  •
  a description of all arrangements or understandings between the stockholder(s) supporting the nomination and each nominee;

  •
  any other information concerning the proposed nominee(s) that the Company would be required to include in the Proxy Statement if the Board of Directors made the nomination; and

  •
  the consent of the nominee(s) to serve as director if elected.

        The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Stockholder nominations submitted in accordance with the requirements of the Company's Bylaws will be forwarded to the Corporate Governance and Nominating Committee.

Other Business

        If any other matters are promptly presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional Proxies in favor of one or more of the proposals, the persons named as Proxyholders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the Proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not anticipate that any other matter would be raised at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Company's Bylaws state that the Board of Directors shall consist of not less than one or more than nine members. The specific number of Board members within this range is established by the Board of Directors and is currently set at nine. There are currently eight Board members and one vacancy, and all directors are elected annually.

        At the Annual Meeting, stockholders will be asked to elect eight directors of the Company to serve until the Company's next annual meeting of stockholders to be held in 2009 and until his or her successor is elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. The names and certain information concerning the persons nominated by the Board of Directors to become directors at the Annual Meeting are set forth below. Aside from Ruth M. Owades and Karyn O. Barsa, each of the proposed nominees currently serves as a member of the Board of Directors. Ms. Owades' and Ms. Barsa's nominations were brought before the Corporate Governance and Nominating Committee who, after evaluating Ms. Owades' and Ms. Barsa's qualifications, recommended such nominations to the Board of Directors. Douglas B. Otto, one of our current directors and the current Chairman of our Board of Directors, is not standing for re-election as director at the Annual Meeting, and his term of office on the Board of Directors will end effective upon the conclusion of the Annual Meeting. Gene E. Burleson, one of our current directors and the Chairman of the Compensation and Management Development Committee and a member of the Audit Committee of the Board, is not standing for re-election as director at the Annual Meeting, and his term of office on the Board of Directors will end effective upon the conclusion of the Annual Meeting. Accordingly, if all nominees for director are elected, then following the Annual Meeting the Board of Directors will consist of eight members and one vacancy, and a majority of the Board of Directors and all members of each of its standing committees will continue to be "independent" under applicable regulations as described below. In addition, effective upon the conclusion of the Annual Meeting, Angel R. Martinez, a current director and our Chief Executive Officer, will become Chairman of the Board.

        The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by Proxy at the Annual Meeting. The persons named as Proxyholders in the enclosed Proxy will vote to elect all eight proposed nominees named below unless contrary instructions are given in the Proxy. Broker non-votes and Proxies marked "withheld" as to one or more of the nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

        Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as Proxyholders in the enclosed Proxy will vote for any substitute nominee designated by the Board of Directors.

        None of the directors or nominees for director were selected pursuant to any arrangement or understanding, other than with the directors of the Company acting within their capacity as such. There are no family relationships among directors, nominees for director or executive officers of the Company.

Nominees for Director

        The names of the nominees for director and certain biographical information about them are set forth below:

Name	Age	Director Since	Principal Occupation
Angel R. Martinez	52	2005	President and Chief Executive Officer of the Company
Rex. A. Licklider(1)(2)(3)	65	1993	Chief Executive Officer and Vice Chairman of The Sports Club Company
John M. Gibbons(1)(2)	59	2000	Independent Consultant
John G. Perenchio(1)(3)	52	2005	Owner, Entrada Music LLC
Maureen Conners(1)(3)	61	2006	President of Conners Consulting
Tore Steen(2)(3)	70	2007	President and Chief Executive Officer of World Intelligent Network LLC
Ruth M. Owades	59	—	Corporate Director
Karyn O. Barsa	47	—	President of Investors' Circle

(1)
Member of the Compensation and Management Development Committee

(2)
Member of the Audit Committee

(3)
Member of the Governance and Nominating Committee

        Angel R. Martinez, age 52, joined Deckers in April 2005 as President and Chief Executive Officer. In September 2005, he became a director of the Company. Subject to his re-election as a director at the Annual Meeting, Mr. Martinez will become Chairman of the Board, replacing Douglas B. Otto in that position. Previously, Mr. Martinez was Chief Executive Officer and Vice Chairman of Keen LLC, an outdoor footwear manufacturer, from January 2005 to March 2005, after serving as President and Chief Executive Officer from April 2003 to December 2004, and as an independent consultant since June 2002. Prior thereto he served as Executive Vice President and Chief Marketing Officer of Reebok International Ltd. and as Chief Executive Officer and President of The Rockport Company, a subsidiary of Reebok. Mr. Martinez has been a member of the Board of Directors of Tupperware Brands Corporation since 1998.

        Rex A. Licklider, age 65, has served as a director since September 1993. Mr. Licklider has been director and Vice Chairman of The Sports Club Company, a developer and operator of health and fitness clubs, since May 1994. Mr. Licklider has served as the Chief Executive Officer of The Sports Club Company since March 2004 and as Co-Chief Executive Officer of The Sports Club Company from February 2002 to March 2004. From February 1992 to January 1993, Mr. Licklider was Chairman of the Board of Resurgens Communications Group, a long distance telecommunications company, and from 1975 until February 1992, Mr. Licklider was Chairman of the Board and Chief Executive Officer of Com Systems, Inc., a long distance telecommunications company that merged with Resurgens Communications Group in February 1992.

        John M. Gibbons, age 59, has served as a director since June 2000. Mr. Gibbons has been an independent consultant since April 2004. From June 2000 to April 2004, Mr. Gibbons was Vice Chairman of TMC Communications, Inc., a long distance, data and Internet services provider, and was its Chief Executive Officer from June 2001 to April 2003. From June 2000 to June 2001, he was President of TMC Communications, Inc. He has served as a director of National Technical Systems, Inc., a provider of integrated testing, certification, quality registration, systems evaluation and staffing services, since September 2003. Mr. Gibbons was Vice Chairman of Assisted Living Concepts, Inc., a national provider of assisted living services, from March 2000 to December 2001. Previously, Mr. Gibbons was employed by The Sports Club Company, a developer and operator of health and fitness clubs, where he was Chief Executive Officer and a director from July 1999 to February 2000 and was President and Chief Operating Officer from January 1995 to July 1999.

        John G. Perenchio, age 52, has served as a director since December 2005. Since 2003, Mr. Perenchio has been the owner and operator of Entrada Music LLC, a holding company with controlling interests in Fearless Records LLC, a boutique indie rock music label; and Smartpunk, LLC, an internet music retail store. From 1990 to 2003, Mr. Perenchio served as an executive with Chartwell Partners, LLC, a family owned boutique investment and holding company specializing in the entertainment, media and real estate industries. From 1984 to 1990, Mr. Perenchio was the Director of Contemporary Music at Triad Artists, Inc., one of the premier talent agencies in the world, and prior to that, from 1982 to 1984, practiced law as an attorney in California. From 1992 to 2007, Mr. Perenchio was a director of Univision Communications Inc., the leading Spanish-language media company in the United States.

        Maureen Conners, age 61, has served as a director since September 2006. Ms. Conners is President of Conners Consulting, which she founded in 1992. Conners Consulting has worked with companies such as Johnson & Johnson, Ralph Lauren Footwear, Rockport, Hewlett Packard, Monster.com, Polaroid, Bausch and Lomb, Southcorp Wines, and Western Union Money Zap, providing a range of services including marketing and strategic planning, new product and new business development, and global brand building. Prior to founding Conners Consulting, Ms. Conners held senior level marketing positions with several leading consumer companies, including Senior Vice President of Marketing, Girls Division at Mattel. Prior to that, she served as Director of Marketing, Men's Jean's Division at Levi Strauss, and Group Marketing Manager at Gillette. Ms. Conners has an MBA from the Wharton School of the University of Pennsylvania.

        Tore Steen, age 70, has served as a director since May 2007. Mr. Steen has been the owner and President/CEO of World Intelligent Network, LLC (formerly the Coventry Group, Inc.), and of management, consulting and holding companies, since 1995. He also served as President of the IOS Foundation from 2003 to 2004. From March 1991 to March 1995, Mr. Steen served as President and CEO of H.C. Inc. and later as Chairman and CEO of Cascade General, Inc., both major west coast ship repair companies. Mr. Steen was the Executive Vice President, Finance for WTD Industries, Inc., a NASDAQ forest products company, from January 1989 to December 1990. Previously, Mr. Steen had been involved at executive and board levels of NYSE, NASDAQ and London Stock Exchange companies. Early in his career, he was with Citibank and Chemical Bank (now JPMorgan) and for seven years built a major international financial services company with operations in sixteen countries globally. He holds an MBA in International Finance from the University of Oregon. Mr. Steen has served on many corporate and not-for-profit boards, including the World Technology Group, ABSO Alarms Company, the Young Presidents' Organization, the World Presidents' Organization, the Chief Executives Organization, Outward Bound, and the Regional Drug Initiative.

        Ruth M. Owades, age 59, has been nominated for election as a director of the Company. Ms. Owades' principal occupation is as a Corporate Director for various private companies, and she is a frequent lecturer and consultant on corporate governance. Since 2006, Ms. Owades has served as a director on the Western Advisory Board of Northern Trust Corporation. From 2002 to 2006, Ms. Owades was a director of Armstrong World Industries, a manufacturer and wholesaler of flooring, ceiling and cabinetry products. From 1997 to 2006, she was a director of the J. Jill Group, a women's apparel, accessory and footwear retailer, and between 1998 and 2005 she served as a director of Providian Financial Corporation. From 1988 until 2000, Ms. Owades was the Founder, CEO and Chairman of Calyx & Corolla, Inc., the first fresh flower catalog and online retailer. From 2000 to 2002, she served as a consultant to the financial group that purchased Calyx & Corolla. Prior thereto Ms. Owades was Founder and CEO of Gardener's Eden, Inc., a catalog and retailer of upscale gardening tools, accessories and outdoor furniture. She sold the company to Williams-Sonoma, Inc., continuing to serve for five years as President. Ms. Owades is a graduate of Scripps College in Claremont, California and earned an MBA from Harvard Business School.

        Karyn O. Barsa, age 47, has been nominated for election as a director of the Company. Since February 2008, she has served as President and Chief Executive Officer of Investors' Circle, a network of individual and institutional investors focused on sustainable business practices. Between May 2007 and February 2008, she was Chief Executive Officer of Embark Stores, Inc., a start-up pet supplies retailer where she remains on the advisory board, and prior to this time she was an independent investor. Between 1999 and 2001, Ms. Barsa was Chief Executive Officer of Smith & Hawken, Ltd., a specialty gardening retailer, and prior to that she was Chief Operating Officer and Chief Financial Officer of Patagonia, Inc., a specialty outdoor apparel and equipment manufacturer. She serves on the advisory board of inResonance, Inc. and is a Trustee of the Institute of Interpersonal Psychology. Ms. Barsa holds a BA in Economics from Connecticut College and an MBA from the University of Southern California.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Corporate Governance Principles

        Pursuant to Delaware law and the Company's Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Thus, the Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders.

        The Board of Directors selects the senior management team, which is charged with the day-to-day operations of the Company's business. Members of the Board of Directors are kept informed of the Company's business through discussions with the Chief Executive Officer and other senior officers, by reviewing materials requested by them or otherwise provided to them and by participating in meetings of the Board of Directors and its committees. Having selected the senior management team, the Board of Directors acts as an advisor and counselor to senior management, monitors its performance and proposes or makes changes to the senior management team when it deems necessary or appropriate.

Director Independence

        The Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in Marketplace Rule 4200(a) (15) of the National Association of Securities Dealers, Inc. ("NASD") and applicable rules of the Securities and Exchange Commission ("SEC"). These guidelines help ensure that the Board and its committees are independent from management and that the interests of the Board and management align with the interests of the stockholders. Based on these standards, the Board has determined that each of the Company's directors, other than Mr. Otto and Mr. Martinez, is independent. The Board has further determined that Ms. Owades and Ms. Barsa, current nominees for director, are "independent" under the standards described above.

Board of Directors and Committee Meetings

        The Board of Directors held four meetings during the year ended December 31, 2007. For the fiscal year ended December 31, 2007, each of the directors attended at least 75% of the aggregate number of meetings of both the Board of Directors and the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

        The Company has not adopted a formal policy on members of the Board of Directors attendance at its annual meeting of stockholders, although all members of the Board of Directors are invited to attend. All members of the then Board of Directors attended the Company's 2007 Annual Meeting of Stockholders.

Committees of the Board of Directors

        The Board of Directors has three committees: an Audit Committee, a Compensation and Management Development Committee and a Corporate Governance and Nominating Committee. The Board of Directors has determined that each of the directors serving on each of these three committees is "independent" as that term is defined under NASD Marketplace Rule 4200(a) (15) and applicable rules of the SEC.

  Audit Committee

        The Board has a standing Audit Committee that (i) monitors the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; (ii) monitors the independence and performance of the Company's independent registered public accounting firm, (iii) provides management and oversight of the internal audit department, and (iv) provides an avenue of communications among the independent registered public accounting firm,

Chief Audit Executive, management and the Board of Directors. The committee held eight regularly scheduled meetings during 2007. The committee held an additional fifteen meetings during 2007 related to the Company's investigation of certain matters in the Far East and the related restatement of its consolidated financial statements as disclosed in its Amended Annual Report on Form 10-K/A for the year ended December 31, 2006 and its condensed consolidated financial statements as disclosed in its Amended Quarterly Report on Form 10-Q/A for the period ended March 31, 2007. At the date of this Proxy Statement, Mr. Gibbons was Chairman of the Audit Committee and the committee was comprised of Messrs. Gibbons, Burleson, Licklider and Steen. The Board has determined that Mr. Gibbons qualifies as an "audit committee financial expert" as defined under the rules of the SEC. All of the members of the Audit Committee meet the independence and experience requirements of the NASD rules and the independence requirements of the SEC. The Audit Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on the Company's website at http://www.deckers.com.

  Compensation and Management Development Committee

        The Board's Compensation and Management Development Committee (i) reviews and approves corporate goals and objectives relevant to compensation of the executive officers, (ii) evaluates the performance of the executive officers in light of those goals and objectives, (iii) determines and approves the compensation level of the executive officers based on this evaluation, and (iv) makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans. The Compensation and Management Development Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1993 Employee Stock Incentive Plan (the "1993 Plan"), the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan"), and the Company's 2006 Equity Incentive Plan (the "2006 Plan"). The committee held four regularly scheduled meetings and two additional meetings for employment contract review during 2007. At the date of this Proxy Statement, Mr. Burleson was Chairman of the Compensation and Management Development Committee and the committee was comprised of Messrs. Burleson, Licklider, Gibbons, and Perenchio and Ms. Conners. All of the members of the Compensation and Management Development Committee meet the independence requirements of all applicable NASD and SEC rules and regulations. The Compensation and Management Development Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on the Company's website at http://www.deckers.com.

  Corporate Governance and Nominating Committee

        The Board's Corporate Governance and Nominating Committee (i) develops and recommends to the Board a set of corporate governance principles applicable to the Company, (ii) recommends the director nominees to be selected by the Board for the next annual meeting of stockholders, (iii) identifies individuals qualified to become Board members, consistent with criteria approved by the Board and (iv) oversees the evaluation of the Board and management. The committee met four times during 2007. At the date of this Proxy Statement, the Corporate Governance and Nominating Committee was comprised of Messrs. Licklider, Perenchio and Steen and Ms. Conners, and Mr. Licklider was the Chairman. All of the members of the Corporate Governance and Nominating Committee meet the independence requirements of all applicable NASD and SEC rules and regulations. The Corporate Governance and Nominating Committee operates under a formal charter adopted by the Board of Directors, a copy of which is available on the Company's website at http://www.deckers.com.

Nominating Procedures and Criteria

        Among its functions, the Corporate Governance and Nominating Committee consider and approve nominees for election to the Board of Directors. In addition to the candidates proposed by the Board of Directors or identified by the committee, the committee considers candidates for director suggested by stockholders, provided such recommendations are made in accordance with the procedures set forth in the Company's Bylaws and described above under "Procedures for Stockholder Nominations." Stockholder nominations that meet the criteria outlined below will receive the same consideration that the committee's nominees receive.

        Essential criteria for all candidates considered by the Corporate Governance and Nominating Committee include the following: integrity and ethical behavior, maturity, management experience and expertise, independence and diversity of thought and broad business or professional experience, with an understanding of business and financial affairs, and the complexities of business organizations.

        In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; industry expertise; accomplishment in designing, marketing, manufacturing, distribution and licensing of footwear, apparel and accessories; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.

        In selecting nominees for the Board of Directors, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate's ability to contribute to the success of the Company.

        The Board of Directors' nominees for the Annual Meeting have been recommended by the Corporate Governance and Nominating Committee, as well as the full Board of Directors.

        Stockholders did not propose any candidates for election at the Annual Meeting.

Lead Director

        In March 2008, the Board of Directors established the position of Lead Director and elected Mr. Licklider to serve in that position, effective with the 2008 Annual Meeting, for a two-year term, subject to his earlier replacement, retirement or resignation. The Lead Director is an independent director who is selected for a two-year term by the independent directors on the Board. The Lead Director's responsibilities include (i) coordinating the scheduling and preparation of agenda for the executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, (ii) chairing executive sessions of the Board and other meetings of the Board in the absence of the Chairman of the Board, (iii) serving as a liaison between the Chairman of the Board and the other independent directors; and (iv) approving meeting agenda, information and meeting schedules for circulation to the Board. The Lead Director has the authority to call meetings of independent directors.

Communications with Directors

        Stockholders may communicate with the chair of our Audit Committee, Corporate Governance and Nominating Committee, or Compensation and Management Development Committee, or with our independent directors as a group, by writing to any such person or group c/o the Secretary of the Company, at the Company's offices at 495-A South Fairview Avenue, Goleta, California 93117.

        Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

Code of Ethics

        The Company has adopted a Code of Ethics to help its officers, directors and other employees comply with the law and maintain the highest standards of ethical conduct. The Code of Ethics contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics, and is intended to qualify as a "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. All of the Company's officers, directors and employees must carry out their duties in accordance with the policies set forth in the Code of Ethics and with applicable laws and regulations. The Code of Ethics appears as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. A copy of the Code of Ethics is available free of charge by writing to the Secretary of the Company at the Company's executive offices at 495-A South Fairview Avenue, Goleta, California 93117. A free copy can also be obtained from our corporate website at www.deckers.com.

Compensation Committee Interlocks and Insider Participation

        As of the date of this Proxy Statement, the members of the Compensation and Management Development Committee consisted of Messrs. Burleson, Licklider, Gibbons, and Perenchio and Ms. Conners, none of whom was an officer or employee of the Company or any of its subsidiaries during fiscal year 2007 or is a former officer or employee of the Company or any of its subsidiaries. None of these directors had any relationship with the Company during 2007 requiring disclosure under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has an executive officer serving on our board of directors or compensation committee.

EXECUTIVE OFFICERS

        Each executive officer of the Company serves at the discretion of the Board of Directors. Biographical information for the executive officers of the Company who are not directors is set forth below. There are no family relationships between any executive officer and any other executive officer or director. None of our executive officers were selected pursuant to any arrangement or understanding, other than with the executive officers of the Company acting within their capacity as such.

Name	Age	Position
Angel R. Martinez	52	President, Chief Executive Officer and Director
Zohar Ziv	55	Chief Operating Officer, Chief Financial Officer and Assistant Secretary
Constance X. Rishwain	50	President of the UGG and Simple Divisions
Colin G. Clark	45	Senior Vice President, International
Peter K. Worley	47	President of the Teva Division

        The biographical summary for Mr. Martinez is presented earlier under the heading "Nominees for Director."

        Zohar Ziv, age 55, has been our Chief Operating Officer since December 2007 after serving as Chief Financial Officer and Executive Vice President, Finance and Administration since March 2006. Mr. Ziv also serves as our Assistant Secretary. Previously, from February 2004 to December 2005, Mr. Ziv was Chief Financial Officer with EMAK Worldwide, Inc. (NASDAQ: EMAK), a global marketing services firm. Prior to that, Mr. Ziv was Chief Financial Officer of Stravina Operating Company, LLC, a supplier of personalized novelty items in North America, from June 2002 to February 2004. Mr. Ziv has also served as Chief Financial Officer of Joico Laboratories, Inc., a multi-national manufacturer and marketer of hair products, from July 2001 to June 2002.

        Constance X. Rishwain, age 50, has been the President of the UGG and Simple Divisions since December 2002 after serving as Vice President, Brand Manager-UGG since April 1999 and Vice President, Brand Manager-Simple since January 2001. Previously, Ms. Rishwain held a variety of positions since joining us in January 1995, including Vice President of Domestic Sales for Teva, UGG and Simple from June 1999 to December 1999, Vice President of Sales—Western Division for Teva, UGG and Simple from December 1997 to June 1999 and Vice President Merchandising for Teva, UGG and Simple from January 1995 to December 1997. Before joining us, Ms. Rishwain held the position of Vice President of Merchandising and Marketing for Impo International Shoe Company from 1988 to 1994 and worked for Nine West Group Inc. from 1984 to 1988 in several capacities.

        Colin G. Clark, age 45, joined Deckers in September 2005 as Senior Vice President, International. Prior to joining Deckers, from October 1991 to June 2004, Mr. Clark spent nearly thirteen years at The Rockport Company, a subsidiary of Reebok International Ltd., most recently serving as Vice President and General Manager—International. From 1991 to 2001, Mr. Clark held various senior positions at Rockport, including Vice President—Global Marketing, Vice President—International, Director and General Manager—United Kingdom, and Sales Manager—United Kingdom.

        Peter K. Worley, age 47, joined Deckers in March 2006 as President of the Company's Teva brand. From October 2005 to March 2006, Mr. Worley served as Vice President of U.S. Sales with K-Swiss, Inc. From May 1996 to October 2005, Mr. Worley was Vice President of Product Design and Development with K-Swiss. From 1991 to 1996 and from 1986 to 1989, Mr. Worley held various managerial positions with Reebok International Ltd.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation and Management Development Committee (for purposes of this analysis, the "Committee") of the Board of Directors (the "Board") (i) reviews and approves corporate goals and objectives relevant to compensation of the executive officers, (ii) evaluates the performance of the executive officers in light of those goals and objectives, (iii) determines and approves the compensation level of the executive officers based on this evaluation, and (iv) makes recommendations to the Board with respect to cash incentive compensation plans and equity incentive plans. The Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company's 1993 Plan, 1995 Plan and 2006 Plan. The Committee met four times during 2007. At the date of this Proxy Statement, Mr. Burleson was Chairman of the Committee and the Committee was comprised of Messrs. Burleson, Licklider, Gibbons and Perenchio and Ms. Conners. The Committee consists entirely of directors who have never served as officers or employees of the Company or any of its subsidiaries and who meet the independence requirements under all applicable NASD and SEC rules and regulations.

        Throughout this Proxy Statement, the individuals who served during fiscal 2007 as the Company's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO"), and the other three most highly compensated executive officers of the Company who were executive officers of the Company as of December 31, 2007 and received compensation in excess of $100,000 in such year are referred to as the "Named Executive Officers."

Compensation Philosophy and Objectives

        At the direction of the Board, the Compensation and Management Development Committee endeavors to ensure that the compensation programs for executive officers of the Company and its subsidiaries are competitive and consistent with market conditions in order to attract and retain key executives critical to the Company's long-term success. The Committee also must ensure that the compensation is attractive to key executives with the proper background and experience required for the future growth of the Company. The Committee believes that the Company's overall financial performance and stockholder value should be the most important factors in determining the total compensation of executive officers. At the executive officer level, the Committee has a policy that a significant proportion of potential total compensation should consist of variable, performance-based components, such as share-based awards and annual incentive plan compensation, which can increase or decrease to reflect changes in corporate and individual performance. These incentive compensation programs are intended to reward performance that enhances profitability and stockholder value.

        The Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and structure of compensation for the Named Executive Officers, as well as other executive officers. The Committee considers such corporate performance measures as net sales, gross margins, operating expenses, diluted earnings per share and similar quantitative measures. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development. For 2007, the most important qualitative factors in determining incentive compensation awards to the Named Executive Officers were the Committee's assessments of their contributions to the Company's and stockholders' value by establishing and implementing a strategy for long-term success.

        The Committee also evaluates the total compensation of the Named Executive Officers and other executives in light of information regarding the compensation practices and corporate financial performance of similar companies in the Company's industry. The Committee targets a specific percentile range of the peer company data in determining compensation for executive officers as discussed in more detail below.

Compensation Consultant

        The Committee also receives assessments and advice regarding the Company's compensation practices from its independent compensation consultant, Frederic W. Cook & Co., Inc. ("FWC"). The use of an independent consultant provides additional assurance that our executive compensation programs are reasonable and consistent with our objectives. The consultant reports directly to the Committee, and provides information on competitive practices and trends in our industry and makes recommendations regarding the design of our compensation program. Our management did not engage FWC in any other capacity for 2007 and does not direct or oversee the retention or activities of FWC with respect to our executive compensation program.

Role of Executive Officers in Compensation Decisions

        The CEO and CFO provide compensation and related data to the Committee to facilitate its decisions, and considers the CEO's recommendations when making its determinations. The CEO does not make any recommendations on his own compensation. The Committee uses the information provided by the CEO, CFO, and FWC to make compensation decisions for the Named Executive Officers as well as other executive officers. The Committee, which includes all independent members of the Board, approves all elements of compensation for the Named Executive Officers. The Committee also reviews and approves aggregate equity awards to all employees of the company based on the recommendations of executive management. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

        In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded footwear and apparel companies (collectively, the "Peer Group"). The Peer Group, which is reviewed and updated at least annually by the Committee, consists of companies against which the Committee believes the Company competes for talent and for stockholder investment. The Peer Group is composed of companies in related businesses of similar size and market value and consists of the following twelve companies:

• Quiksilver, Inc.	• Crocs, Inc.	• The Stride Rite Corporation
• The Timberland Company	• Kenneth Cole Productions, Inc.	• Skechers U.S.A., Inc.
• Coach, Inc.	• Steven Madden, Ltd.	• Phoenix Footwear Group, Inc.
• Columbia Sportswear Company	• K•Swiss Inc.	• Wolverine World Wide, Inc.

        The Stride Rite Corporation was acquired by Collective Brands, Inc. in 2007, and going forward will be excluded from the Peer Group. For comparison purposes, Deckers' annual revenues are at the low end of the Peer Group. Because of the large variance in size among the companies comprising the Peer Group, regression analysis is used to adjust the compensation data for differences in company revenues. The adjusted value is used as the basis of comparison of compensation between Deckers and the companies in the Peer Group. The Committee generally sets total cash compensation (base salary plus annual incentive plan, as described below) for the Named Executive Officers at the 75th percentile of compensation paid to similarly situated executives of the Peer Group. This is required for the Company to attract the appropriate executive personnel for future growth and we believe our goals are set at a level that represents commensurate company financial performance.

        The Committee also looks at proprietary survey information from FWC, which include non-industry specific data on pay levels and design practices for similarly-sized companies. The data covers more than 300 companies across industries other than financial services, and are sized-adjusted based on the Company's revenues. The Committee reviews this data and the proxy data as a guideline to determine the appropriate level and mix of compensation. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

2007 Executive Compensation Elements

        For the fiscal year ended December 31, 2007, the principal components of compensation for the Named Executive Officers were:

  •
  base salary,

  •
  annual non-equity incentive plan compensation,

  •
  performance-based long-term equity incentive compensation, and

  •
  perquisites and other personal benefits

        Base Salary.    Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual performance and comparable market salaries. The Committee focuses primarily on total annual compensation, including incentive awards and cash bonuses, rather than base salary alone, as the appropriate measure of executive officer performance and contribution. For this reason, the Committee generally sets base salary at the 50th percentile of compensation paid to similarly situated executives of the companies in the Peer Group. The following table summarizes adjustments made, if any, to base salaries for the Named Executive Officers during 2007 compared to 2006:

Named Executive Officer	Base Salary
Angel R. Martinez	No increase
Zohar Ziv	No increase
Constance X. Rishwain	Increased by approximately 11%, effective January 1, 2007
Colin G. Clark	No increase
Peter K. Worley	No increase

        Mr. Martinez's salary was provided in his employment contract at $400,000 effective January 1, 2006. The Committee determined to increase his salary above the contracted rate to $500,000 in 2006 because of the Company's performance and growth and increased stockholder value under his leadership. Mr. Martinez's salary was not changed during 2007.

        Mr. Ziv's salary was provided in his employment contract at $300,000, effective March 6, 2006, which may be reviewed and adjusted, as deemed appropriate. Mr. Ziv's salary was not changed during 2007.

        Ms. Rishwain's salary was provided in her employment contract at $225,000, effective January 1, 2006, and was subsequently adjusted to $250,000, effective January 1, 2007. The Committee determined to increase her salary over 2006 based on the UGG and Simple brands' performance and growth under her leadership. The UGG brand's performance consistently exceeded expectations throughout 2007.

        Mr. Clark's salary was provided in his employment contract at $225,000, effective January 1, 2006, which may be reviewed and adjusted, as deemed appropriate. Mr. Clark's salary was not changed during 2007.

        Mr. Worley's salary was provided in his employment contract at $225,000 effective March 20, 2006, which may be reviewed and adjusted, as deemed appropriate. Mr. Worley's salary was not changed during 2007.

        Annual Non-Equity Incentive Plan Compensation.    Each of the Named Executive Officers may receive cash incentive plan compensation comprised of two components: one based on the overall financial performance of the Company (the company profit portion) and the second based upon the achievement of individualized goals that are established for each executive, which we refer to as Management by Objectives, or "MBO." For 2007, the company profit portion of each Named Executive Officer's incentive compensation was based entirely on the Company's diluted earnings per share ("EPS"). The Compensation and Management Development Committee establishes individual MBO goals for each officer at the beginning of each year and such officers receive compensation for the subsequent attainment of these goals as well as for the Company's achievement of financial performance goals. The annual non-equity incentive plan target is expressed as a percentage of each of the executive's annual salary, and is determined so that the total annual cash compensation opportunity (base plus non-equity incentive plan compensation) approximates the 75th percentile of the Peer Group. One of the goals of the Company's compensation structure is to foster a team approach and as a result, each Named Executive Officer has the same target percentage opportunity. The target amount for 2007 for each executive was 100% of base salary, with the potential to exceed the target and earn up to 200% for the company profit portion and up to 150% for the MBO portion. However, the Committee can use its discretion in awarding amounts in excess of the maximums if it chooses to do so, which it did in 2007. More detail on why the Committee made the decision to pay above the maximum is provided below. Individuals can also earn a percentage less than 100%. The allocation of the 2007 annual non-equity incentive plan and respective percentages and amounts earned are as follows:

				Earned (%)		Earned ($)
Name	Target Percentage of Salary	Company Profit Portion	MBO Portion
				Company	MBO	Company	MBO
Angel R. Martinez	100%	60%	40%	300%	250%	900,000	500,000
Zohar Ziv	100%	60%	40%	300%	250%	540,000	300,000
Constance X. Rishwain	100%	25%	75%	300%	250%	187,500	468,750
Colin G. Clark	100%	25%	75%	300%	175%	168,750	295,313
Peter K. Worley	100%	25%	75%	300%	50%	168,750	84,375

        The Committee set the 2007 targets at a moderate growth rate over the prior year for the company profit portion and at high growth rates for the MBO portion for the Named Executive Officers. The high growth rates were necessary to achieve a moderate EPS growth, as we anticipated that our gross margins would decrease in 2007 compared to 2006. In 2006, our gross margins were approximately 46% of sales, compared to approximately 42% in both 2005 and 2004, and we expected our gross margins to return to a lower level in 2007. The Committee determined that the anticipated decrease in gross margins would make the EPS target more difficult to obtain. The target amounts and relative weight of the company profit portion and MBO portion of executive non-equity incentive plan compensation may be varied by the Committee from year to year.

        Company profit portion.    Those executives that are responsible for brands and have influence over brand decisions are less heavily weighted on the company profit portion, as opposed to those executives that cannot be directly attributed to specific brands. In 2007, demand for our products increased substantially more than anticipated, and as a result, the Company substantially exceeded the EPS target, thus earning over the maximum of the company profit portion at the discretion and approval of the Committee.

        MBO portion.    For 2007, MBOs were established at the beginning of the year as follows for each Named Executive Officer. Generally, there is no specific weight assigned to each MBO element, and the Committee uses its discretion when evaluating the MBO portion earned for each of the Named Executive Officers.

        Mr. Martinez's MBOs were based on sales, inventory, and backlog. He substantially exceeded the sales and backlog targets. While inventory levels did not meet his base level inventory targets, the targets were substantially exceeded when adjusted for the higher sales levels. The Committee determined to award Mr. Martinez over the maximum because, in addition, he positioned the Company to achieve our long-term growth goals, and under his leadership, stockholder value was substantially increased.

        Mr. Ziv's MBOs were based on return on capital, operating expenses, inventory, SEC filings and compliance with Section 404 of the Sarbanes-Oxley Act of 2002. He substantially exceeded the return on capital target. While operating expenses and inventory levels did not meet his base level targets, the targets were substantially exceeded when adjusted for the higher sales levels. SEC filings were made on a timely basis, with the exception of the Company's Quarterly Report on Form 10-Q for the period ending June 30, 2007, which was delayed until after the investigation and resolution of certain matters in the Far East. Mr. Ziv earned over the maximum because he substantially exceeded the return on capital target and the adjusted operating expenses and inventory targets.

        Ms. Rishwain's MBOs were based on UGG and Simple brand sales, inventory, contribution income, and backlog. She substantially exceeded the sales, contribution income and backlog targets. While inventory levels did not meet her base level inventory targets, the targets were substantially exceeded when adjusted for the higher sales levels. Ms. Rishwain earned over the maximum because she substantially exceeded the sales, contribution income, backlog and adjusted inventory targets.

        Mr. Clark's MBOs were based on international sales, contribution income, and backlog. He exceeded or substantially exceeded each MBO, thus earning over the maximum.

        Mr. Worley's MBOs were based on Teva brand sales, inventory, contribution income, and backlog. He did not meet the targets and therefore earned less than the target amount.

        The Committee assesses the attainment of the MBOs based on business or other factors that may have affected the attainment of those objectives, thus awarding this portion of incentive compensation on measurable and also on a discretionary basis. In order to retain key executives and incentivize them to reach our growth goals, the Committee generally sets the annual incentive plan compensation targets at the high end of target bonus opportunity paid to similarly situated executives of the companies in the Peer Group.

        Performance-based Long-Term Equity Incentive Compensation.    The 1993 Plan was terminated for new grants effective in May 2006, when the 2006 Plan was adopted by the stockholders. These plans authorize the Committee to make grants and awards of stock options, stock appreciation rights ("SARs"), nonvested stock units ("NSUs") and restricted stock units ("RSUs").

        To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting of previously granted awards. Further, interpretations of and changes in the tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. As explained below, the Company has taken measures to ensure that equity compensation is fully deductible by the Company.

        Beginning in December 2004, the Board and the Committee determined to cease issuing stock options to directors, officers and employees of the Company and, rather, to issue NSUs or shares of Common Stock to continue to align the interests of the directors, officers and employees with those of the stockholders at a lower cost than the previous stock option grants. This policy will be reviewed by the Board and the Committee periodically and may be changed in the future. As of December 20, 2004, officers and key employees were eligible to receive NSUs annually in an amount to be determined by the Board or the Committee that would be earned based on performance for fiscal 2005. Additional NSUs were granted in December 2005 for fiscal 2006 performance and in December 2006 for fiscal 2007 performance. No NSUs were granted during 2007. In February 2008, additional NSUs were granted for fiscal 2008 performance.

        The amount of NSUs granted is primarily determined by the executive's level within the organization and the level of criticality of their position to the organization. NSUs are earned based on the achievement of a one year EPS goal. The EPS goal is the same as discussed above under Annual Non-Equity Incentive Plan Compensation. Once earned, the NSUs vest based on continued employment over four years according to the following schedule: 25% on March 31, June 30, September 30, and December 31 of the fourth year from the grant year. This vesting schedule was determined to encourage officers and key employees to remain with the Company for the long-term, as well as to provide the executives with the opportunity to sell or withhold shares in the same year as when their tax consequences will occur.

        In May 2007, the Company's Board of Directors, upon recommendation of the Committee, adopted four new types of long-term incentive award agreements under the 2006 Plan for issuance to the Company's current and future senior executive officers. The new award types consist of SAR awards and RSU awards. These awards vest subject to certain long-term performance objectives and certain long-term service conditions. Provided that these conditions are met, one-half of the SAR and

RSU awards vest 80% on December 31, 2010 and 20% on December 31, 2011, and one-half of the SAR and RSU awards vest 80% on December 31, 2015 and 20% on December 31, 2016. The goals of these long-term incentive awards include motivating senior executive officers to strive to reach long-term performance objectives as well as retention of senior executive officers. In May 2007, the Committee granted SARs and RSUs to the Named Executive Officers. In approving 2007 grants, the Committee considered industry comparisons and competitive data as well as the responsibility levels of the executives relative to one another.

        In addition, the Committee evaluates aggregate equity awards based on a Shareholder Value Transfer ("SVT") rate. SVT is the fair value of all equity awards granted during the year as a percentage of company market capitalization value. The Committee believes this measure is valuable because it allows the Company to compare the annual cost of its equity program versus peer companies. The Committee set the SVT rate in 2007 so that it would be under 1%, which approximates the Peer Group median. Other factors considered in share-based award grants were total carried-interest for each executive, total potential dilution, annual share usage, executive allocation of annual equity pool, and the fair value of awards granted to each individual. The Committee assessed where the Company's Named Executive Officers ranked in all these areas among the Peer Group.

        Perquisites and Other Personal Benefits.    There is no specific policy on perquisites and other personal benefits awarded to the Named Executive Officers. The Company administers a 401(k) defined contribution plan that substantially all employees are eligible to participate in through tax-deferred contributions. The Company matches 50% of an employee's contribution up to the greater of $2,400 or 6% of their eligible compensation per year. Prior to 2007 the Company matched 50% of an employee's contribution up to $2,400 per year. In order to attract the appropriate candidates, the Committee may approve relocation benefits, as deemed appropriate. In 2007, the only perquisites and other personal benefits approved by the Committee for the Named Executive Officers was relocation assistance, which was awarded to Mr. Ziv, hired in 2006, and Mr. Clark, hired in 2005.

        Employment Contracts and Severance Arrangements.    During 2007, each of the Named Executive Officers was party to employment agreements with the Company. Those agreements establish the terms and conditions for the employment relationship each executive has with the Company and specifies compensation, executive benefits, severance provisions, change in control provisions, and other conditions. The Committee periodically reviews the competitiveness of its severance and change in control arrangements when the employment agreements with the Named Executive Officers near the end of their stated terms.

        Separation benefits described below provide benefits to ease a Named Executive Officer's transition due to an unexpected employment termination by the Company due to on-going changes in the Company's employment needs. The Named Executive Officers are eligible for the benefits and payments if their employment terminates for various reasons or as a result of a change in control of Deckers. Separation benefits include cash payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated executive to find another job. The Company benefits by requiring a general release, non-compete and non-solicitation provisions in connection with the individual separation agreements.

        The Company considers it likely that it will take more time for higher-level employees to find new employment commensurate with their prior experience, and therefore senior management generally are paid severance for a longer period. Additional payments may be approved by the Committee in some circumstances as a result of negotiation with executives, especially where the Company desires particular non-disparagement, cooperation with litigation, non-competition and non-solicitation terms.

        The employment agreement for each executive specifically details various provisions for benefits and cash payments in the event of a separation. Generally, these agreements specify conditions and benefits within the following categories: death, disability, termination by the Company for cause;

termination by executive without good reason; termination by the executive with good reason and termination by the Company without cause.

        The Company also has change in control provisions in the equity compensation awards granted to the Named Executive Officers. In general, these arrangements provide for benefits upon a termination of the executive's employment in connection with a change in control, although a portion of the benefits are triggered solely upon the occurrence of a change in control of the Company. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change in control of the Company. In addition, change in control benefits encourage the Named Executive Officers to remain focused on the business and interest of our stockholders when considering strategic alternatives. Based on a competitive analysis of the change in control arrangements maintained by the corporations in the Company's Peer Group, the Committee believes that these benefits are customary among the Company's Peer Group for executives in similar positions as the Named Executive Officers.

        Please refer to the discussion on page 23 under "Potential Payments upon Termination or Change of Control" for a more detailed discussion of the severance and change in control arrangements.

Tax and Accounting Implications

Deductibility of Executive Compensation

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company. On February 21, 2008, the Internal Revenue Service ("IRS") issued Revenue Ruling 2008-13, regarding the impact of certain severance provisions on performance-based compensation under Section 162(m). This guidance clarifies the position taken by the IRS in a private letter ruling released on January 25, 2008. Under Revenue Ruling 2008-13, if compensation is potentially payable upon an involuntary termination without Cause or a resignation for Good Reason, the compensation will not be deductible under Section 162(m) in any circumstances, even if the compensation is actually paid upon achievement of the performance goals and not upon such termination or resignation. However, Revenue Ruling 2008-13 provides that such position will not apply to either (1) compensation for which the performance period begins on or before January 1, 2009; or (2) compensation that is payable pursuant to the terms of an employment contract as in effect on February 21, 2008 (without respect to future renewals or extensions of such contract, whether automatic or by agreement).

        The Company has not adopted any formal policy with respect to Section 162(m) of the Code. However, the Committee generally structures compensation to be deductible and considers cost and value to the Company in making compensation decisions, which would result in non-deductibility. The Board has on occasion made decisions resulting in non-deductible compensation. The Committee and the Board believe that these payments were appropriate and in the best interests of the Company.

Accounting for Stock-Based Compensation

        Beginning on January 1, 2006, the Company began accounting for share-based awards including its NSUs and stock options in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment ("SFAS 123R").

COMPENSATION COMMITTEE REPORT

        The Compensation and Management Development Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      THE COMPENSATION AND MANAGEMENT
                      DEVELOPMENT COMMITTEE

                      Gene E. Burleson, Chairman
                      John M. Gibbons
                      Rex A. Licklider
                      John G. Perenchio
                      Maureen Conners

        The Report of the Compensation and Management Development Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

        The following table sets forth, for the years ended December 31, 2007 and 2006, all compensation paid or awarded to the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)		Stock Appreciation Rights Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)			Total ($)
Angel R. Martinez Chief Executive Officer and President	2007 2006	$500,000 500,000	$809,971 477,109	$	— —	$687,609 —	$1,400,000 850,000	$	— —		$3,397,580 1,827,109
Zohar Ziv Chief Operating Officer and Chief Financial Officer	2007 2006	300,000 248,110	311,261 138,014		— —	171,902 —	840,000 251,250		20,338 15,856	(4) (4)	1,643,501 653,230
Constance X. Rishwain President of the UGG and Simple Divisions	2007 2006	250,000 225,000	188,368 70,250		42,200 66,520	171,902 —	656,250 421,875		— —		1,308,720 783,645
Colin G. Clark Senior Vice President, International	2007 2006	225,000 225,000	176,146 61,232		— —	171,902 —	464,063 253,125		24,000 24,000		1,061,111 563,357
Peter K. Worley President of the Teva Division	2007 2006	225,000 177,407	174,616 49,236		— —	171,902 —	253,125 133,594		— —		824,643 360,237

(1)
The amounts in this column are calculated based on provisions of SFAS 123R. See notes 1 and 7 of the consolidated financial statements of the Company's Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(2)
The amounts in this column reflect the cash awards to the named individuals under the Annual Incentive Plan, which is discussed in further detail on page 14 under the heading "Annual Non-Equity Incentive Plan Compensation."

(3)
The amounts in this column reflect, for each respective executive, a housing allowance for relocation paid by the Company to the executives, except as noted in footnote (4) below.

(4)
In addition to the item noted in footnote (3) above, the amount shown in the table above as "All Other Compensation" for Mr. Ziv includes $6,750 and $1,200 for the years ended December 31, 2007 and 2006, respectively, received as a matching contribution paid by the Company pursuant to the 401(k) defined contribution plan, which is more fully described on page 17 under the heading "Perquisites and Other Personal Benefits."

GRANTS OF PLAN BASED AWARDS IN 2007

        The following table sets forth all grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2007. For further discussion regarding the grants, see above under "Compensation Discussion and Analysis."

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
									Grant Date Fair Value of Stock Awards($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum (1)($)	Threshold (#)	Target (#)	Maximum (#)
Angel R. Martinez	5/9/2007 5/9/2007	(3) (4)	$150,000	$500,000	$900,000	10,000 80,000	12,500 100,000	12,500 100,000	$1,002,500 5,040,000
Zohar Ziv	5/9/2007 5/9/2007	(3) (4)	90,000	300,000	540,000	2,800 20,000	3,500 25,000	3,500 25,000	280,700 1,260,000
Constance X. Rishwain	5/9/2007 5/9/2007	(3) (4)	31,250	250,000	406,250	2,800 20,000	3,500 25,000	3,500 25,000	280,700 1,260,000
Colin G. Clark	5/9/2007 5/9/2007	(3) (4)	28,125	225,000	365,625	2,800 20,000	3,500 25,000	3,500 25,000	280,700 1,260,000
Peter K. Worley	5/9/2007 5/9/2007	(3) (4)	28,125	225,000	365,625	2,800 20,000	3,500 25,000	3,500 25,000	280,700 1,260,000

(1)
The amounts shown here are the designated maximum plan awards; however, in some cases, the actual amounts paid exceeded the maximum amounts designated. Refer to page 14 for further discussion on actual amounts paid to Named Executive Officers.

(2)
All grants are under the 2006 Plan.

(3)
The number of RSUs awarded in the 2007 grant was based on the executive's respective level within the Company. The target number was based on achievement of certain long-term performance objectives and certain long-term service conditions. Excluded from the table above are additional RSUs that were awarded on May 9, 2007 and vest 80% on December 31, 2015 and 20% on December 31, 2016. As of December 31, 2007, the Company did not believe that the achievement of the performance objectives for the RSU awards with final vesting dates of December 31, 2016 was probable. Therefore, they have been excluded from the table above.

(4)
The number of SARs awarded in the 2007 grant was based on the executive's respective level within the Company. The target number was based on achievement of certain long-term performance objectives and certain long-term service conditions. Excluded from the table above are additional SARs that were awarded on May 9, 2007 and vest 80% on December 31, 2015 and 20% on December 31, 2016. As of December 31, 2007, the Company did not believe that the achievement of the performance objectives for the SAR awards with final vesting dates of December 31, 2016 was probable. Therefore, they have been excluded from the table above.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

        The following table sets forth equity awards of the Named Executive Officers outstanding as of December 31, 2007.

	Stock Appreciation Rights (SAR) Awards				Stock Awards
Name	Number of Securities Underlying Unexercised SARs(1)(#) Exercisable	Number of Securities Underlying Unexercised SARs(1)(#) Unexercisable	Stock Price at Date of Grant ($)	SAR Expiration Date(1)(2)	Number of Stock Awards That Have Not Vested (3)(#)		Market Value of Units of Stock That Have Not Vested (4)($)
Angel R. Martinez	—	100,000	$80.20	5/9/2017	86,500	(5)	$13,412,690
Zohar Ziv	—	25,000	80.20	5/9/2017	30,000	(6)	4,651,800
Constance X. Rishwain	—	25,000	80.20	5/9/2017	18,680	(7)	2,896,521
Colin G. Clark	—	25,000	80.20	5/9/2017	20,500	(8)	3,178,730
Peter Worley	—	25,000	80.20	5/9/2017	15,500	(9)	2,403,430

(1)
All SARs were granted on May 9, 2007.

(2)
SARs vest subject to certain long-term performance objectives and certain long-term service conditions. Provided that these conditions are met, these SAR awards vest 80% on December 31, 2010 and 20% on December 31, 2011. Excluded from the table above are additional SARs that were awarded on May 9, 2007 and vest 80% on December 31, 2015 and 20% on December 31, 2016. As of December 31, 2007, the Company did not believe that the achievement of the performance objectives for the SAR awards with final vesting dates of December 31, 2016 was probable. Therefore, they have been excluded from the table above.

(3)
All RSUs were granted on May 9, 2007. RSUs vest subject to certain long-term performance objectives and certain long-term service conditions. Provided that these conditions are met, these RSU awards vest 80% on December 31, 2010 and 20% on December 31, 2011. Excluded from the table above are additional RSUs that were awarded on May 9, 2007 and vest 80% on December 31, 2015 and 20% on December 31, 2016. As of December 31, 2007, the Company did not believe that the achievement of the performance objectives for the RSU awards with final vesting dates of December 31, 2016 was probable. Therefore, they have been excluded from the table above.

(4)
The market value was based on the closing price of the Company's Common Stock on December 31, 2007 of $155.06.

(5)
Consists of: (i) 50,000 NSUs granted on April 11, 2005, which shares vest in equal quarterly installments starting on June 30, 2008, (ii) 12,000 NSUs granted on December 2, 2005, which shares vest in equal quarterly installments starting March 31, 2009; and (iii) 12,000 NSUs granted on December 21, 2006, which shares vest in equal quarterly installments starting March 31, 2010; (iv) 12,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2010 and 20% on December 31, 2011.

(6)
Consists of (i) 14,500 NSUs granted on March 10, 2006, which shares vest in equal quarterly installments starting on March 31, 2009, (ii) 6,000 NSUs granted on June 23, 2006, which shares vest in equal quarterly installments starting on March 31, 2009, and (iii) 6,000 NSUs granted on December 21, 2006, which shares vest in equal quarterly installments starting on March 31, 2010; (iv) 3,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2010 and 20% on December 31, 2011.

(7)
Consists of (i) 3,180 NSUs granted on December 20, 2004, which shares vest in equal quarterly installments starting on March 31, 2008, (ii) 6,000 NSUs granted on December 2, 2005, which shares vest in equal quarterly installments starting on March 31, 2009, and (iii) 6,000 NSUs granted on December 21, 2006, which shares vest in equal quarterly installments starting on March 31, 2010; (iv) 3,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2010 and 20% on December 31, 2011.

(8)
Consists of (i) 5,000 NSUs granted on September 16, 2005, which shares vest in equal quarterly installments starting on March 31, 2009, (ii) 6,000 NSUs granted on December 2, 2005, which shares vest in equal quarterly installments starting on March 31, 2009, and (iii) 6,000 NSUs granted on December 21, 2006, which shares vest in equal quarterly installments starting on March 31, 2010; (iv) 3,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2010 and 20% on December 31, 2011.

(9)
Consists of (i) 6,000 NSUs granted on March 20, 2006 which shares vest in equal quarterly installments starting on March 31, 2009, (ii) 6,000 NSUs granted on December 21, 2006, which shares vest in equal quarterly installments starting on March 31, 2010; (iii) 3,500 RSUs granted on May 9, 2007, which shares vest 80% on December 31, 2010 and 20% on December 31, 2011.

2007 OPTION EXERCISES AND STOCK VESTED

        The following table provides information, for the Named Executive Officers, regarding stock option exercises during 2007, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker commissions. None of the Named Executive Officers acquired any shares of stock due to vesting of stock awards in 2007.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Angel R. Martinez	—	$—	—	$—
Zohar Ziv	—	—	—	—
Constance X. Rishwain	8,000	722,288	—	—
Colin G. Clark	—	—	—	—
Peter K. Worley	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The Company has entered into employment agreements with each of the Named Executive Officers. The information below describes compensation and benefits that are payable or earned under these existing contractual arrangements and reflects all amendments to date to the employment agreements with the Named Executive Officers as of and through January 1, 2008.

        As used in the following paragraphs, (1) Cause means (i) any willful breach of duty by the executive in the course of their employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company's insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, engaging in conduct which is material injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) the executive's gross negligence or incapacity to perform duties, excluding total disability, (2) Good Reason means the occurrence of a material breach of the employment agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company, or in the event of a Change of Control, a reduction of total compensation, benefits, and perquisites, relocation greater than 50 miles, or a material change in position or duties, and (3) Change of Control means if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).

Angel R. Martinez, President and Chief Executive Officer

        Effective April 11, 2005, the Company entered into an employment agreement with Angel R. Martinez which was amended effective January 1, 2008. Mr. Martinez's employment with the Company is "at will," but the term of his employment agreement, as amended, ends December 31, 2009.

        If Mr. Martinez is terminated by the Company for Cause, or he terminates his own employment, other than for Good Reason, then Mr. Martinez will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and NSUs outstanding as of the termination date. If Mr. Martinez is terminated due to his death or total disability, then in addition to those rights described in the first sentence of this paragraph, Mr. Martinez will be entitled to full acceleration of his initial grant of 50,000 NSUs. If Mr. Martinez is terminated by the Company without Cause or Mr. Martinez terminates his own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, Mr. Martinez will be entitled to payment of his then effective base salary for one year following his termination, subject to Mr. Martinez signing a release, and receipt of health benefits for a period of one year following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. If Mr. Martinez is terminated without Cause or if he terminates his own employment for Good Reason, in either case within two years of a Change of Control of the Company, then in addition to those rights described in the first two sentences of this paragraph and subject to his signing a release, Mr. Martinez will be entitled to payment of a pro-rata incentive bonus based on actual performance for the year of termination, payment of two times his then effective annual base salary plus the greater of (i) two times the targeted incentive bonus immediately prior to the termination or (ii) two times the average actual incentive bonus for the previous three years, receipt of health benefits for a period of two years following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier, and full acceleration of his initial grant of 50,000 NSUs.

Zohar Ziv, Chief Operating Officer and Chief Financial Officer

        Effective March 6, 2006, the Company entered into an employment agreement with Zohar Ziv which was amended effective December 19, 2007. Mr. Ziv's employment agreement was amended in connection with his promotion from Chief Financial Officer and Executive Vice President of Finance and Administration to Chief Operating Officer, and as of the date of this Proxy Statement, Mr. Ziv continues to serve as the Company's Chief Financial Officer in an interim capacity. Mr. Ziv's employment with the Company is "at will," but the term of his employment agreement, as amended, ends December 31, 2009.

        If Mr. Ziv is terminated by the Company for Cause, or if he terminates his own employment other than for Good Reason, Mr. Ziv or his beneficiaries will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options outstanding as of the termination date. If Mr. Ziv is terminated due to his death or total disability, then in addition to those rights described in the first sentence of this paragraph, Mr. Ziv shall be entitled to exercise all vested unexercised stock options and NSUs outstanding as of his date of termination in accordance with the terms of the plans and agreements pursuant to which options or NSUs were issued to him. If Mr. Ziv is terminated by the Company without Cause or if he terminates his own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, and subject to Mr. Ziv signing a release, Mr. Ziv will be entitled to payment of his then effective base salary for one year following his termination, receipt of health benefits for a period of one year following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier, and full acceleration of his initial grant of 14,500 NSUs. If Mr. Ziv is terminated by the Company without Cause or if he terminates his own employment for Good Reason, in either case within two years of a Change of Control of the Company, then in addition to those rights described in the first two sentences of this paragraph and subject to Mr. Ziv signing a release, Mr. Ziv will be entitled to payment of a pro-rata incentive bonus based on actual performance for the year of termination, payment of two times his then effective annual base salary plus the greater of (i) two times the targeted incentive bonus immediately prior to the termination or (ii) two times the average actual incentive bonus for the previous three years, receipt of health benefits for a period of one year following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier.

Constance X. Rishwain, President of the UGG and Simple Divisions

        Effective January 1, 2006, the Company entered into an employment agreement with Constance X. Rishwain which was amended effective January 1, 2008. Ms. Rishwain's employment with the Company is "at will," but the term of her employment agreement as amended ends December 31, 2009.

        If Ms. Rishwain is terminated by the Company for Cause or if she terminates her own employment, other than for Good Reason, then Ms. Rishwain will be entitled to payment of her accrued base salary, payment for her accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date. If Ms. Rishwain is terminated by the Company due to her death or total disability, then in addition to those rights described in the first sentence of this paragraph, Ms. Rishwain shall be entitled to payment of any accrued but unpaid incentive bonus for the current fiscal year based on actual performance. If Ms. Rishwain is terminated by the Company without Cause or if she terminates her own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, Ms. Rishwain will be entitled to payment of her base salary for twelve months following her termination, subject to Ms. Rishwain signing a release, and receipt of health benefits for a period of six months following her termination or her attainment of alternative employment that provides health benefits, whichever is earlier. If Ms. Rishwain, within two years of a Change of Control of the Company is terminated without Cause or if she terminates her own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph and subject to her signing a release, Ms. Rishwain will be entitled to payment of one and one-half times her annual base salary plus the greater of (i) one and one-half times the targeted incentive bonus immediately prior to the termination or (ii) two times the average actual incentive bonus for the previous three years, receipt of health benefits for a period of eighteen months following her termination or her attainment of alternative employment that provides health benefits, whichever is earlier.

Colin G. Clark, Senior Vice President, International

        Effective January 1, 2006, the Company entered into an employment agreement with Colin G. Clark which was amended effective January 1, 2008. Mr. Clark's employment with the Company is "at will," but the term of his employment agreement as amended ends December 31, 2009.

        If Mr. Clark is terminated by the Company for Cause or if he terminates his own employment, other than for Good Reasons, then Mr. Clark will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date. If Mr. Clark is terminated by the Company due to his death or total disability, then in addition to those rights described in the first sentence of this paragraph, Mr. Clark shall be entitled to payment of any accrued but unpaid incentive bonus for the current fiscal year based on actual performance. If Mr. Clark is terminated by the Company without Cause or if he terminates his own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, Mr. Clark will be entitled to payment of his base salary for twelve months following his termination, subject to Mr. Clark signing a release, and receipt of health benefits for a period of six months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier. If within two years of a Change of Control of the Company Mr. Clark is terminated without Cause or if he terminates his own employment for Good Reason, then in addition to those rights described in the first two sentences of this paragraph, and subject to him signing a release, Mr. Clark will be entitled to payment of one and one-half times his annual base salary plus the greater of (i) one and one-half times the targeted incentive bonus immediately prior to the termination or (ii) one and one-half times the average actual incentive bonus for the previous three years, and receipt of health benefits for a period of eighteen months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier.

Peter K. Worley, President of the Teva Division

        Effective March 20, 2006, the Company entered into an employment agreement with Peter K. Worley, which was amended effective January 1, 2008. Mr. Worley's employment with the Company is "at will," but the term of his employment agreement, as amended, ends December 31, 2009.

        If Mr. Worley is terminated by the Company for Cause or due to his death or disability, or if he terminates his own employment other than for Good Reason, then Mr. Worley will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company's plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date.

        If Mr. Worley is terminated by the Company without Cause or if he terminates his employment for Good Reason, then in addition to those rights described in the first sentence of this paragraph, Mr. Worley will be entitled to payment of his base salary for twelve months following his termination, subject to Mr. Worley signing a release, and receipt of health benefits for a period of six months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier.

        If within two years of a Change of Control of the Company Mr. Worley is terminated without Cause or if he terminates his own employment for Good Reason, then in addition to those rights described in the first sentence of this paragraph and subject to his signing a release, Mr. Worley will be entitled to payment of a pro-rata incentive bonus based on actual performance for the year of termination, payment of one and one-half times his annual base salary plus the greater of (i) one and one-half times the targeted incentive bonus immediately prior to the termination or (ii) one and one-half times the average actual incentive bonus for the previous three years, and receipt of health benefits for a period of eighteen months following his termination or his attainment of alternative employment that provides health benefits, whichever is earlier.

        A summary of payments and benefits that would be provided by the Company in addition to amounts accrued for unpaid base salary, vacation pay, incentive bonus and reimbursable expenses, if the termination or change of control had occurred on December 31, 2007 (based on the closing price of the Company's Common Stock on December 31, 2007 of $155.06), given the Named Executive Officers' compensation and service levels per their respective amended employment agreements is as follows:

		Upon Termination:			Upon Change of Control and Termination by the Company Without Cause or by Executive for Good Reason
Name	Type of Compensation or Benefit	By the Company Without Cause or by Executive for Good Reason	For Death or Disability
Angel R. Martinez	cash payments value of health benefits value of NSUs value of excise tax gross-up	$750,000 17,413 7,753,000 —	$	— — 7,753,000 —	$3,000,000 34,827 7,753,000 2,000,600

		8,520,413		7,753,000	12,788,427

Zohar Ziv	cash payments value of health benefits value of NSUs value of excise tax gross-up	375,000 17,413 2,248,370 —		— — — —	1,500,000 17,413 2,248,370 674,674

		2,640,783		—	4,440,457

Constance X. Rishwain	cash payments value of health benefits value of excise tax gross-up	300,000 8,707 —		— — —	1,173,438 26,120 174,688

		308,707		—	1,374,246

Colin G. Clark	cash payments value of health benefits value of excise tax gross-up	250,000 6,086 —		— — —	754,688 18,257 100,938

		256,086		—	873,883

Peter K. Worley	cash payments value of health benefits value of excise tax gross-up	250,000 8,707 —		— — —	750,000 26,120 100,000

		258,707		—	876,120

No additional payments or benefits would be provided by the Company if the termination occurred by the Company for Cause or by the executive without Good Reason.

DIRECTOR COMPENSATION

        Directors who are not employees of the Company or its subsidiaries ("Nonemployee Directors") receive an annual retainer of $20,000 in cash and 1,600 shares of Common Stock per year, which awards are made at a rate of 400 shares per quarter. Additionally, Nonemployee Directors receive $1,500 for each meeting of the Board and each committee meeting that they attend plus reimbursement of any expenses they may incur with respect to such meetings. The Audit Committee Chairman receives an additional annual retainer fee of $12,000 and the Committee Chairmen for the Compensation and Management Development Committee and the Corporate Governance and Nominating Committee each receive an annual retainer fee of $4,000. Directors who are employees of the Company or its subsidiaries serve as directors without compensation.

Name	Year	Fees Earned ($)	Stock Awards (1) ($)		Total ($)
John M. Gibbons(7) Director	2007	$68,000	$144,124	(2)	$212,124
Gene E. Burleson(7) Director	2007	55,000	144,124	(2)	199,124
Rex A. Licklider(7) Director	2007	58,000	144,124	(2)	202,124
Daniel L. Terheggen(3) Director	2007	19,000	56,852	(4)	75,852
John G. Perenchio Director	2007	38,000	144,124	(2)	182,124
Maureen Conners Director	2007	38,000	144,124	(2)	182,124
Tore Steen(7) Director	2007	30,500	119,088	(5)	149,588
Douglas B. Otto(6) Chairman of the Board	2007	N/A	N/A		N/A

(1)
As of December 31, 2007, the amount of outstanding equity held by each director was as follows: Mr. Gibbons had 2,000 options that were vested and outstanding; Mr. Otto had 20,000 options which were vested and 4,240 nonvested stock units outstanding.

(2)
Represents grants of 400 shares of Common Stock at a per share price of $62.59 on February 12, 2007, 400 shares of Common Stock at a per share price of $79.54 on May 10, 2007, 400 shares of Common Stock at a per share price of $101.65 on July 5, 2007, and 400 shares of Common Stock at a per share price of $116.53 on October 25, 2007.

(3)
Mr. Terheggen resigned his position as a director of the Company, effective May 10, 2007.

(4)
Represents grants of 400 shares of Common Stock at a per share price of $62.69 on February 12, 2007 and 400 shares of Common Stock at a per share price of $79.54 on May 10, 2007.

(5)
Represents 400 shares of Common Stock at a per share price of $79.54 on May 10, 2007, 400 shares of Common Stock at a per share price of $101.65 on July 5, 2007, and 400 shares of Common Stock at a per share price of $116.53 on October 25, 2007.

(6)
Mr. Otto received a salary of $52,000 for 2007 as an employee of the Company. He did not receive any compensation as a director in 2007.

(7)
During 2007, the Audit Committee met 23 times, 15 more than in 2006, due to the Company's internal investigation and restatement of its historical financial statements described in the Report of the Audit Committee below. Accordingly, fees paid to members of the Audit Committee in 2007 were $45,000 higher in the aggregate compared to 2006. Each member of Audit Committee voluntarily elected to receive one-half of his usual meeting fees for each meeting of the Audit Committee held in connection with the internal investigation and the restatement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding shares of the Company's Common Stock that may be issued under the Company's equity compensation plans as of December 31, 2007.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(1)	(2)	(3)
Equity compensation plans approved by security holders	459,750	$71.46	1,451,900
Equity compensation plans not approved by security holders	—	—	—

Total	459,750	$71.46	1,451,900

(1)
Includes 59,750 options and 400,000 SARs awards.

(2)
The weighted-average exercise price of the options was $12.97 and the stock price at the date of grant of the SARs was $80.20.

(3)
Includes 2,000,000 authorized shares under the 2006 Plan less actual shares issued as well as shares reserved for outstanding SARs, NSUs and RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of the Record Date, certain information concerning the shares of Common Stock beneficially owned by (i) each person who is a Named Executive Officer in the Summary Compensation Table; (ii) each director and director nominee; (iii) all executive officers and directors as a group (fifteen persons); and (iv) each person known by the Company to be the beneficial owner of more than 5% of our Common Stock (other than directors, executive officers and depositaries).

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2),(3),(4)	Percent of Class(3)
Named Executive Officers
Angel R. Martinez	4,900	*
Zohar Ziv	1,000	*
Constance X Rishwain	795	*
Colin G. Clark	—	*
Peter K. Worley	5,000	*
Directors and Director Nominees
Douglas B. Otto(5)	175,382	1.3%
Angel R. Martinez	4,900	*
Rex A. Licklider(6)	215,508	1.7%
Gene E. Burleson	29,539	*
John M. Gibbons(7)	12,629	*
John G. Perenchio	15,600	*
Maureen Conners	2,400	*
Tore Steen	2,100	*
Ruth M. Owades	—	*
Karyn O. Barsa	—	*
All directors and executive officers as a group (fifteen persons)	464,853	3.6%
5% Stockholders
FMR, LLC(8)	1,807,703	13.9%
Renaissance Technologies Corp.(9)	896,700	6.9%
Goldman Sachs Group, Inc.(10)	817,411	6.3%
Barclays Global Investors Japan Limited(11)	665,071	5.1%

*
Percentage of shares beneficially owned does not exceed 1% of the class so owned.

(1)
The address of each beneficial owner is 495-A South Fairview Avenue, Goleta, California 93117, unless otherwise noted.

(2)
Unless otherwise noted, the Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, subject to community property laws, where applicable.

(3)
Pursuant to Rule 13d-3(d) (1) of the Exchange Act, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before the date that is 60 days after the Record Date are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

(4)
Includes shares under stock options that are presently exercisable or are exercisable within 60 days from the Record Date for the following: Douglas B. Otto—20,000; John M. Gibbons—2,000; and all directors and executive officers as a group—22,000.

(5)
Includes (a) 107,882 shares held by the Douglas B. Otto Trust as to which Mr. Otto has sole voting and investment power and (b) 47,500 shares held by the Edgecliff Foundation, a charitable foundation formed by Mr. Otto, of which Mr. Otto is the Chairman of the Board of Directors.

(6)
Includes 215,508 shares held by the Licklider Living Trust as to which Mr. Licklider has joint voting and investment power.

(7)
Includes 12,629 shares held by the Gibbons Living Trust as to which Mr. Gibbons has joint voting and investment power.

(8)
Includes 59,000 shares held by FMR, LLC, as to which the beneficial owners have sole voting power and 1,807,703 shares as to which the beneficial owners have sole dispositive power. This information is based solely on a Schedule 13G/A filed by the party on February 14, 2008 whose business address is 82 Devonshire Street, Boston, MA 02109.

(9)
Includes 637,115 shares held by Renaissance Technologies LLC, as to which the beneficial owners have sole voting power and 896,700 shares as to which the beneficial owners have sole dispositive power. This information is based solely on a Schedule 13G filed by the party on February 13, 2008 whose business address is 800 Third Avenue, New York, NY 10022.

(10)
Includes 701,586 shares held by Goldman Sachs Asset Management, L.P., as to which the beneficial owners have sole voting power and 804,711 shares as to which the beneficial owners have sole dispositive power. This information is based solely on a Schedule 13G filed by the party on February 1, 2008 whose business address is 32 Old Slip, New York, NY 10005.

(11)
Includes 506,153 shares held by Barclays Global Investors (Deutschland) AG, as to which the beneficial owners have sole voting power and 665,071 shares as to which the beneficial owners have sole dispositive power. This information is based solely on a Schedule 13G filed by the party on February 5, 2008 whose business address is Apianstrasse 6, D-85774, Unterfohring, Germany.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is currently composed of four directors, each of whom meets the independence and experience requirements under the NASD rules and the independence requirements of the SEC.

        Management is responsible for the preparation of the Company's financial statements and financial reporting process including its system of internal controls. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing (i) an opinion on whether the Company's financial statements present fairly, in all material respects, the Company's financial position and results of operations for the periods presented in conformity with accounting principles generally accepted in the United States and (ii) an opinion on the Company's internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Audit Committee's responsibility is to monitor and oversee these processes. The Board of Directors has determined that John M. Gibbons, the Chairman of the Audit Committee, is an audit committee financial expert and is independent.

        In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2007 consolidated financial statements and obtained from management their representation that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with management, the Chief Audit Executive and the independent registered public accounting firm matters relating to the Company's restatement of its consolidated financial statements as disclosed in its Amended Annual Report on Form 10-K/A for the year ended December 31, 2006 and its condensed consolidated financial statements as disclosed in its Amended Quarterly Report on Form 10-Q/A for the period ended March 31, 2007. The restatement was the result of material misstatements due to the underreporting of employee payroll expense and underpayment of certain tax obligations to authorities in China for one of the Company's foreign subsidiaries, Holbrook Limited, a Hong Kong company. The Company implemented a remediation plan during 2007 that resulted in changes in its internal control over financial reporting, including the removal of certain operational and accounting personnel involved in the underpayment of taxes, changing the oversight and supervision of its subsidiary accounting personnel to the Company's Assistant Controller, implementing controls to confirm the accurate determination and timely remittance of the China subsidiary's taxes due and inclusion of the China subsidiary in the scope of the annual Sarbanes-Oxley section 404 internal control evaluation. Management determined that, as of December 31, 2007, the Company maintained effective internal control over financial reporting.

        The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes, among other items, information regarding the conduct of the audit of the Company's consolidated financial statements. The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence from the Company and its management. The Audit Committee has further considered the compatibility of the services provided by KPMG LLP with that firm's independence.

        The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held eight regularly scheduled meetings during fiscal 2007, including meetings with the independent registered public accounting firm and Chief Audit Executive, both with and without management present. During 2007, the Audit Committee held an additional fifteen meetings related to the Company's investigation of the underreporting and underpayment by Holbrook Limited described above and related restatement of its prior financial statements. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company's registered public accounting firm is independent.

        Based upon the Audit Committee's review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K as of and for the year ended December 31, 2007, to be filed with the SEC.

                      THE AUDIT COMMITTEE
                      John M. Gibbons, Chairman
                      Gene E. Burleson
                      Rex A. Licklider
                      Tore Steen

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Certain Relationships and Related Transactions

        Other than as set forth below, there were no disclosable transactions with related persons under Item 404 of Regulation S-K during the fiscal year ended December 31, 2007 or currently proposed.

Transactions with Directors

        Daniel L. Terheggen, a former member of the Company's Board of Directors, was a 50% owner and Chief Executive Officer of BHPC Global Licensing, Inc. (BHPC). The Company paid BHPC an aggregate of approximately $34,000 for agency fees related to licensing of the Company's products during 2007 and there was no unpaid balance to BHPC at December 31, 2007. In April 2007, Mr. Terheggen sold his interest in BHPC and the Company began to pay American Heritage Apparel, which was also 50% owned by Mr. Terheggen. Beginning November 2007, the Company began paying Weebairn, Inc., which is 50% owned by Mr. Terheggen. The Company paid American Heritage Apparel approximately $22,000 during 2007 and there was no unpaid balance to American Heritage Apparel at December 31, 2007. The Company paid Weebairn, Inc. approximately $5,000 in 2007 and the unpaid balance to Weebairn, Inc. at December 31, 2007 was $56,000.

Limitation of Liability and Indemnification of Directors and Officers

        Our Certificate of Incorporation and Bylaws provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Delaware General Corporation Law (the "DGCL"). In addition, we have entered into Indemnification Agreements with our directors and executive officers in which we agree to indemnify such persons to the fullest extent now or hereafter permitted by the DGCL.

        We have obtained a liability policy for our directors and officers as permitted by the DGCL which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

        We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of their being or having been directors or officers.

Section 16(A) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of the Common Stock (collectively "Section 16 Persons") to file initial reports of ownership (Forms 3) and reports of changes in ownership of Common Stock (Forms 4 and Forms 5) with the SEC as well as the Company.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations from each Section 16 Person known to the Company that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its Section 16 Persons were complied with except that:

            (i)  Douglas B. Otto filed a Form 5 on March 23, 2007, which reported transactions that were due to be reported on February 14, 2007;

           (ii)  John M. Gibbons filed a Form 4 on May 8, 2007, which reported transactions that were due to be reported on May 4, 2007;

          (iii)  Douglas B. Otto filed a Form 4 on July 6, 2007, which reported transactions that were due to be reported on July 5, 2007;

          (iv)  Gene E. Burleson filed a Form 4 on July 19, 2007, which reported transactions that were due to be reported on July 9, 2007; and

           (v)  Rex A. Licklider filed a Form 4 on December 10, 2007, which reported transactions that were due to be reported on December 6, 2007.

PROPOSAL NO. 2

AMENDMENT OF CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED CAPITAL STOCK

        At the Annual Meeting, stockholders will be asked to approve an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 100,000,000 shares (the "Amendment"). On March 13, 2008, the Board of Directors adopted resolutions setting forth the Amendment in the form of an amendment to Section 1 of Article IV of the Company's Restated Certificate of Incorporation which is attached hereto as Exhibit A, and has determined the Amendment to be advisable and in Company's best interest and is hereby seeking approval of the Amendment by the Company's stockholders.

        The following is the relevant text of Section 1 of Article IV of the Company's Restated Certificate of Incorporation, as proposed to be amended, with additions indicated with italicized text and deletions indicated by strike-through text:

          SECTION 1.    Authorized Shares.    The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock;" the total number of shares that the Corporation shall have authority to issue is One Hundred-Five ~~Twenty-Five~~ Million (105,000,000) (~~25,000,000~~); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and all such shares shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be One Hundred ~~Twenty~~ Million (100,000,000) (~~20,000,000~~), and each such share shall have a par value of one cent ($0.01).

Purpose of the Amendment

        The purpose of the Amendment is to increase the total authorized number of shares of Common Stock from 20,000,000 shares to 100,000,000 shares. The additional authorized shares may be used by the Company for business and financial purposes as determined by the Board of Directors from time to time to be necessary or desirable. Subject to favorable market conditions and approval of the Amendment, the Company is considering using a number of the additional shares of Common Stock to effect a stock split, in the form of a stock dividend payable on all outstanding shares of Common Stock. The Board has not yet determined whether to implement a stock split, and the magnitude of a stock split, if any, will be based on market conditions and remain in the Board's sole discretion. Should the Board determine that a stock split is advisable, the proposed increase in the number of authorized shares of Common Stock will be necessary, as the current number of authorized shares of Common Stock that are not reserved or outstanding is not sufficient to effect a stock split. Stockholder approval of a stock split effected in the form of a stock dividend is not required under Delaware law, is not being solicited by this Proxy Statement and will not be solicited in the future in order to effect a stock split.

        The objective of a stock split would be to lower the per share market price of the Common Stock in inverse proportion to the stock split. Such lower price would be expected to increase the liquidity and broaden the marketability of the Common Stock to a larger group of investors. The Board may decide, however, in the best interests of the Company and due to market conditions or otherwise, not to effect a stock split. Therefore, no assurances can be given that the Board will effect a stock split or declare any type of stock split or stock dividend, even if the Amendment is approved. Alternatively, the additional shares authorized as a result of the Amendment could be used in connection with other possible business and financial uses, such as raising capital through the sale of Common Stock; acquiring other companies, businesses, products or services in exchange for shares of Common Stock; attracting and retaining employees by the issuance of additional securities under the Company's various equity compensation plans; and other transactions and corporate purposes that the Board of Directors deems to be in the Company's best interest.

        The additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining future stockholder approval and holding a special stockholders' meeting before such issuance(s) could proceed, except as provided under Delaware law or under the marketplace rules of Nasdaq. Whether and how to undertake any of these types of transactions, if at all, will depend in part on market conditions at the time and there can be no assurance that the Company will undertake any of these types of transactions even if the Amendment is approved by the stockholders.

        As of the close of business on the Record Date, there were 13,010,238 shares of Common Stock issued and outstanding. In addition, as of such date, 822,215 shares were subject to outstanding equity compensation awards such as stock options, stock appreciation rights (SARs), nonvested stock units (NSUs) and restricted stock units (RSUs). An additional 1,366,250 shares were reserved for issuance in connection with future awards available for grant under the Company's stockholder-approved, 2006 Equity Incentive Plan.

        Other than consideration of a possible stock split and shares that may be issued under the equity compensation plans listed above, as of the date of this Proxy Statement the Company has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purposes. However, the Company also reviews and evaluates potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of the Company and its stockholders.

Effects of the Amendment, if Adopted

        Upon issuance, the additional shares of authorized Common Stock would have rights identical to the shares of Common Stock currently outstanding. Approval of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. In the event that a stock split were effected, it would reduce the Company's diluted earnings per share but would not affect voting rights of current stockholders, as each stockholder would continue to hold the same percentage interest in the Company. However, to the extent that the additional authorized shares of Common Stock are issued in the future in a corporate transaction, other than a stock split, they may decrease existing stockholders' percentage equity ownership and, depending on the price at which they were issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the Company's Common Stock. Because the Company's Restated Certificate of Incorporation does not confer to the Company's stockholders preemptive rights with respect to Common Stock, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase these shares.

        The Amendment could, under certain circumstances, have an anti-takeover effect, although it is not the Company's intention with this proposal. For example, in the event of a hostile attempt to take control of the Company, it may be possible for the Company to impede the attempt by issuing shares of Common Stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for the Company's stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, as of the date of this Proxy Statement, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required to authorize the proposed increase in the authorized number of shares of Common Stock. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against this Proposal No. 2.

        The Board of Directors has reserved the right, in the exercise of its discretion, to abandon the Amendment regardless of whether the stockholders approve the Amendment.

        If the Amendment is approved by the stockholders and it is not abandoned by the Board of Directors, it will become effective upon filing of a Certificate of Amendment, in the form set forth as Appendix A to this Proxy Statement, to the Company's Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is expected to occur soon after the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2 TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        For the 2007 fiscal year, KPMG LLP provided audit services, which included examination of the Company's annual consolidated financial statements. The Audit Committee has selected KPMG LLP to provide audit services to the Company and its subsidiaries for the fiscal year ending December 31, 2008. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of KPMG LLP will attend the Annual Meeting to make any statements he or she may desire and to respond to appropriate stockholder questions.

        Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock, present in person or represented by Proxy of the Annual Meeting and entitled to vote. If the stockholders do not ratify the appointment, the Board of Directors and Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE
"FOR" PROPOSAL NO. 3 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

Audit Fees and All Other Fees

  Audit Fees

        Fees for audit services totaled approximately $1,446,000 in 2007 and $891,000 in 2006. The 2007 audit fees include fees associated with the audit of the Company's consolidated balance sheet as of December 31, 2007, the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2007 and the audit of internal control over financial reporting as of December 31, 2007 (collectively referred to as the integrated audit), as well as the reviews of the Company's quarterly reports on Form 10-Q and statutory audits required internationally. Included in the audit fees in 2007 was approximately $448,000 related to the restatement of the Company's Annual Report on Form 10-K/A for the year ending December 31, 2006 and the Company's Quarterly Report on Form 10-Q/A for the period ending March 31, 2007 described in the Report of the Audit Committee above.

  Audit-Related Fees

        The Company was not billed for any audit-related fees in 2007 or 2006.

  Tax Fees

        Fees for tax services, including tax compliance, tax advice and tax planning for income taxes and customs matters, totaled approximately $187,000 in 2007 and $477,000 in 2006.

        KPMG LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

  All Other Fees

        The Company was not billed for any other fees in 2007 or 2006.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The Audit Committee administers the Company's engagement of KPMG LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of KPMG LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services. The Audit Committee has determined that performance by KPMG LLP of the non-audit services listed above did not affect their independence.

        Prior to engagement, the Audit Committee pre-approves all independent auditor services. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the Audit Committee for specific pre-approval before the Company can engage the independent auditor to provide them. On May 8, 2007, the Audit Committee approved an Audit and Non-Audit Financial Service Approval Policy giving our Chief Audit Executive and Chief Financial Officer discretionary authority to engage financial services firms for audit and permissible non-audit services to the Company of up to a dollar amount equal to 5% of the total fees paid to our independent auditors during each fiscal year.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

        Any stockholder desiring to submit a proposal for action at our 2009 Annual Meeting of Stockholders and include it in our Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to us at our principal place of business no later than December 23, 2008, which is 120 calendar days prior to the anniversary of the mailing date of this year's Proxy Statement, in order to be considered for possible inclusion in the Proxy Statement for that meeting. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our Proxy Statement for our 2009 Annual Meeting of Stockholders is instead a reasonable time before we begin to print and mail the proxy materials for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included, and other aspects, are regulated by the Securities Exchange Act of 1934, as amended, rules and regulations of the Securities and Exchange Commission, other laws and regulations, and our Bylaws, to which interested persons should refer. You may obtain a complete copy of our Bylaws without charge by submitting a written request to our Corporate Secretary at our principal executive office. Stockholders wishing to submit for consideration a possible board candidate should follow the procedures set forth under "Procedures for Stockholder Nominations."

        If a stockholder desires to bring business before the 2009 Annual Meeting of Stockholders which is not the subject of a proposal properly submitted for inclusion in the Company's Proxy Statement, the stockholder must follow procedures outlined in the Company's Bylaws. The Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in the Company's Proxy Statement or otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (b) the stockholder has delivered written notice to the Company (containing certain information specified in the Bylaws) not less than 90 days prior to the date of the meeting. However, if the Company has given less than 90 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by the Company not later than the 7th day following the date on which notice of the meeting is mailed or the meeting date is otherwise publicly disclosed.

OTHER BUSINESS OF THE ANNUAL MEETING

        Management is not aware of any matters to come before the Annual Meeting or any continuation, postponement or adjournment thereof other than the election of directors, the ratification of the selection of the Company's independent registered public accounting firm and the approval of an amendment to the Company's Restated Certificate of Incorporation. However, inasmuch as matters of which management is not now aware may come before the Annual Meeting or any continuation, postponement or adjournment thereof, the Proxies confer discretionary authority with respect to acting thereon, and the persons named in such Proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by Proxy directly on such matter. Upon receipt of such Proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

COST OF SOLICITATION

        The solicitation of Proxies is made on behalf of the Company and all the expenses of soliciting Proxies from stockholders will be borne by the Company. In addition to the solicitation of Proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such Proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons. In addition, the Company has retained Georgeson, Inc. as their proxy solicitation agent and has agreed to pay Georgeson, Inc. a fee of $12,500 plus out-of-pocket expenses. The total estimated cost of all solicitation of Proxies, including fees and estimated expenses payable to Georgeson, Inc., is approximately $70,000.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the Proxy soliciting material. The Form 10-K contains consolidated financial statements of the Company and its subsidiaries and the report thereon of KPMG LLP, the Company's independent registered public accounting firm.

        The Company will provide a copy of the exhibits to its Form 10-K for the fiscal year ended December 31, 2007 upon the written request of any beneficial owner of the Company's securities as of the Record Date and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Secretary of the Company at the Company's corporate offices at 495-A South Fairview Avenue, Goleta, California 93117.

        STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AS SOON AS POSSIBLE AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Angel R. Martinez
                       President and Chief Executive Officer

Goleta, California
April 25, 2008

Appendix A

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DECKERS OUTDOOR CORPORATION

        DECKERS OUTDOOR CORPORATION, a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), does hereby certify:

        FIRST: The Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of the Corporation, directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

          RESOLVED, that the Section 1 of Article IV of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

            SECTION 1.    Authorized Shares.    The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock;" the total number of shares that the Corporation shall have authority to issue is One Hundred-Five Million (105,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and all such shares shall have a par value of one cent ($0.01); and the total number of shares of Common Stock shall be One Hundred Million (100,000,000), and each such share shall have a par value of one cent ($0.01).

        SECOND: That thereafter, the holders of the necessary number of shares of capital stock of the Corporation voted in favor of the foregoing amendment at the Corporation's 2008 Annual Meeting of Stockholders called and held on May 29, 2008 upon notice in accordance with the provisions of Section 222 of the Delaware General Corporation Law.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, I affirm, under penalties of perjury, that the matters set forth in this certificate, which is executed on                  , 2008, are true and correct of my own knowledge.

Angel R. Martinez President and Chief Executive Officer

A-1

PROXY

DECKERS OUTDOOR CORPORATION
495-A South Fairview Avenue
Goleta, California 93117

This Proxy is solicited on behalf of the Board of Directors of Deckers Outdoor Corporation. The undersigned hereby appoints Angel R. Martinez and Zohar Ziv, and each of them, as Proxyholders, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Deckers Outdoor Corporation held of record by the undersigned on March 31, 2008, at the 2008 Annual Meeting of Stockholders to be held on May 29, 2008 and any continuations, postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

				FOR		WITHHOLD AUTHORITY to vote for the nominees listed below
1.	ELECTION OF DIRECTORS:			☐		☐
Instruction: To withhold authority to vote for a nominee listed below, strike a line through the nominee's name.
Nominees:
	01 Angel R. Martinez 02 Rex A. Licklider 03 John M. Gibbons	04 John G. Perenchio 05 Maureen Conners 06 Tore Steen	07 Ruth M. Owades 08 Karyn O. Barsa
				FOR	AGAINST	ABSTAIN
2.	TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 100,000,000 SHARES			☐	☐	☐
				FOR	AGAINST	ABSTAIN
3.	TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008			☐	☐	☐
				FOR	AGAINST	ABSTAIN
4.	In their discretion, the Proxyholders are authorized to transact such other business as may properly come before the Annual Meeting or any continuations, postponements or adjournments thereof.			☐	☐	☐

The Board of Directors recommends a vote "For" the election of each of the director nominees, "For" the approval to amend the Company's Certificate of Incorporation, and "For" ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal 2008. All proposals to be acted upon are proposals of the Board of Directors. If any other business is properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional Proxies in favor of the recommendations of the Board of Directors, this Proxy shall be voted by the Proxyholders in accordance with the recommendations of a majority of the Board of Directors. At the date the Proxy Statement went to press, we did not anticipate any other matters would be raised at the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
WILL ATTEND
	If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.					☐

Signature	Signature	Dated	2008

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign in full corporate name by the President or other authorized officer giving full title as such. If the signer is a partnership, please sign in the partnership name by an authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the Annual Meeting date.

Internet or telephone voting authorizes the named Proxyholders to vote in the same manner as if marked, signed and returned on the proxy card.

Internet http://www.proxyvoting.com/deck		Telephone 1-866-540-5760
OR
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call.

If voting by internet or by telephone, you do NOT need to mail back the proxy card.
To vote by mail, mark, sign and date the proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the internet at
http://www.deckers.com/investors/FinancialReports.asp?compid=91148

QuickLinks

EVERY STOCKHOLDER'S VOTE IS IMPORTANT.
GENERAL INFORMATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS IN 2007
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END
2007 OPTION EXERCISES AND STOCK VESTED
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL STOCK
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NO. 2 TO APPROVE THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.
PROPOSAL NO. 3 RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3 TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.
STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING
OTHER BUSINESS OF THE ANNUAL MEETING
COST OF SOLICITATION
ANNUAL REPORT ON FORM 10-K
  Appendix A
CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF DECKERS OUTDOOR CORPORATION